UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Reference is hereby made to: (a) the registration statement of Lineage Cell Therapeutics, Inc. (the “Company”) on Form S-3 (File No. 333-254167), registering the offer and sale of up to $75,000,000 of any combination of the Company’s common shares, preferred shares, debt securities and warrants, which was declared effective on March 19, 2021 (the “Registration Statement”); and (b) the prospectus supplement dated May 18, 2023, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) on May 18, 2023, which updates, amends and supplements the prospectus supplement filed with the Commission on December 21, 2023 for the offer and sale from time to time of up to $64,133,000 of the Company’s common shares pursuant to a Controlled Equity OfferingSM Sales Agreement the Company previously entered into with Cantor Fitzgerald & Co. acting as sales agent.

On May 18, 2023, Sheppard, Mullin, Richter & Hampton LLP issued its opinion with respect to the legality of the issuance and sale by the Company of up to $38,856,704 of the Company’s common shares pursuant to the Registration Statement and the prospectus included in the Registration Statement and the prospectus supplements dated December 21, 2021 and May 18, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP, dated May 18, 2023, with respect to the legality of certain common shares being issued.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: May 18, 2023	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary

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